Exhibit 99.1

NEWS RELEASE

RAMBUS TO HOST CONFERENCE CALL TO DISCUSS FTC DECISION

LOS ALTOS, Calif. – August 1, 2006 – Rambus Inc. (NASDAQ: RMBS), one of the world’s premier technology licensing companies, will hold a conference call at 5:30 a.m. Pacific Time on Wednesday, August 2, 2006 to discuss the Federal Trade Commission’s decision, which is expected to be public tomorrow, regarding its action against Rambus.

This call will be webcast and can be accessed via Rambus’ web site at http://investor.rambus.com. To access the call, please dial (800) 905-0392 or (785) 832-2422, passcode #7161545. A replay will be available following the call on Rambus’ Investor Relations web site or for one week at the following numbers: (888) 203-1112 (domestic) or (719) 457-0820 (international) with ID#7161545.

About Rambus Inc.

Rambus is one of the world’s premier technology licensing companies specializing in the invention and design of high-speed chip interfaces. Since its founding in 1990, the Company’s patented innovations, breakthrough technologies and renowned integration expertise have helped industry-leading chip and system companies bring superior products to market. Rambus’ technology and products solve customers’ most complex chip and system-level interface challenges enabling unprecedented performance in computing, communications and consumer electronics applications. Rambus licenses both its world-class patent portfolio as well as its family of leadership and industry-standard interface products. Headquartered in Los Altos, California, Rambus has regional offices in North Carolina, India, Germany, Japan and Taiwan. Additional information is available at www.rambus.com.

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Press Contact:

Linda Ashmore

Rambus Public Relations

(650) 947-5411

lashmore@rambus.com

Investor Relations:

Nicole Noutsios

Rambus Investor Relations

(650) 947-5050

nnoutsios@rambus.com